Calculation of Filing Fee Tables
S-8
Hyperfine, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share	Other	3,888,869	$ 1.16745	$ 4,540,060.11	0.0001381	$ 626.98
Total Offering Amounts:						$ 4,540,060.11		$ 626.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 626.98
Offering Note
[1]	(1) The number of shares of Class A common stock, par value $0.0001 per share ("Class A common stock"), of Hyperfine, Inc. (the "Registrant") stated above consists of additional shares of Class A common stock available for issuance under the Hyperfine, Inc. 2021 Equity Incentive Plan (the "2021 Plan"), by operation of the 2021 Plan's "evergreen" provision. The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2021 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2021 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act on the basis of the average of the high and the low price of Registrant's Class A common stock as reported on the Nasdaq Stock Market on March 13, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A